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                                                                    EXHIBIT 99.1

                        Directors and Executive Officers


     The names of the directors and executive officers and their business addresses and present principal occupation or employment are set forth below. The business address of each director and officer is c/o Sodexho Alliance S.A., 3 avenue Newton, 78180 Montigny-le-Bretonneux, FRANCE.

     I.   Directors of Sodexho
          --------------------

Name                     Present Principal Occupation
----                     ----------------------------

Pierre Bellon            Chairman and Chief Executive Officer
Remi Baudin              Vice-Chairman of the Board
Astrid Bellon            Student
Bernard Bellon           Chairman of  FINADVANCE S.A. and
                         BONNASSE GESTION S.A.
Francois-Xavier Bellon   Operational Manager, SFRS
Sophie Clamens           Manager, strategic and marketing analysis, FBSA
Patrice Douce            Senior Vice-President
Nathalie Szabo           Manager, FBSA
Francois Perigot         Former President of CNPF
Edouard de Royere        Former Chairman of L'Air Liquide
Paul Jeanbart            Chairman of Rolaco Group


     II.       Executive Directors of Sodexho (in addition to those listed above
               -----------------------------------------------------------------
               under I)
               --------

Name                     Office/Position with Sodexho
----                     ----------------------------

Pierre Bellon*           Chairman and Chief Executive Officer
Remi Baudin              Vice-Chairman
Bernard Carton*          Vice-Chairman - Finance
Clodine Pincemin         Vice-President - Communications
Nicolas Crowly           Vice-President - Strategy
Patrice Douce*           Senior Vice-President
David Ford               Chief Executive Officer - United Kingdom
Michel Landel            Chief Executive Officer - Sodexho Marriott Services
Jean-Michel Dhenain      Chief Executive Officer - Europe
Elisabeth Carpentier     Vice-President - Human Resources

*Member of the Chairman's Committee